    As filed with the Securities and Exchange Commission on November 6, 1997
                                                      Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           ________________________

                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           ________________________

                        PHYSICIAN SALES & SERVICE, INC.
            (Exact name of registrant as specified in its charter)

          FLORIDA                                         59-2280364
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

            4345 Southpoint Boulevard, Jacksonville, Florida  32216
                                (904) 332-3000
              (Address, including zip code, and telephone number,
            including area code, of registrant's executive offices)

                           ________________________

                               PATRICK C. KELLY
               CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                        PHYSICIAN SALES & SERVICE, INC.
                           4345 SOUTHPOINT BOULEVARD
                         JACKSONVILLE, FLORIDA  32216
                                (904) 332-3000
           (Name, address, including zip code, and telephone number
                  including area code, of agent for service)

                           ________________________

     The Commission is requested to send copies of all communications to:

                            J. VAUGHAN CURTIS, ESQ.
                           KIMBERLY A. KNIGHT, ESQ.
                               ALSTON & BIRD LLP
                              ONE ATLANTIC CENTER
                          1201 WEST PEACHTREE STREET
                         ATLANTA, GEORGIA  30309-3424
                                (404) 881-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[_]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]______

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ______

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_] ______

                           ________________________

                        CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                PROPOSED MAXIMUM              PROPOSED
      TITLE OF SHARES        AMOUNT TO BE      AGGREGATE OFFERING        MAXIMUM AGGREGATE                 AMOUNT OF
     TO BE REGISTERED         REGISTERED        PRICE PER SHARE(1)        OFFERING PRICE(1)            REGISTRATION FEE(1)
----------------------------------------------------------------------------------------------------------------------------
 Common Stock, $.01 par
 value per share             175,000 shares          $22.88                  $4,004,000                      $1,214
============================================================================================================================

/(1)/ Estimated solely for purposes of determining the registration fee. This amount, calculated pursuant to Rule 457(c), was based on the average of the high and low prices of the Registrant's Common Stock on October 30, 1997, as reported on the Nasdaq National Market System.

                     ____________________________________

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                                  PROSPECTUS

                                175,000 SHARES

                        PHYSICIAN SALES & SERVICE, INC.

                                 COMMON STOCK

     This prospectus relates to 175,000 shares (the "Shares") of common stock, $.01 par value per share (the "Common Stock"), of Physician Sales & Service, Inc., a Florida corporation ("PSS" or the "Company"). All of these Shares are being offered for sale by the holders of the Common Stock named herein under the heading "Selling Shareholders" (the "Selling Shareholders"). None of the proceeds from the sale of the Shares by the Selling Shareholders will be received by the Company.

     The shares of Common Stock of the Company are listed on the Nasdaq National Market System ("Nasdaq") under the symbol PSSI. On November 4, 1997 the last sales price for the shares of Common Stock as reported by Nasdaq was $24.75 per share.

     The Selling Shareholders named herein or any transferees or other successors in interest, directly or through dealers or underwriters to be designated, may sell the Common Stock from time to time in a single block to a broker-dealer acting as principal, in one or more transactions on the Nasdaq National Market or in the over-the-counter market and in negotiated transactions, on terms to be determined at the time of sale. To the extent required, the specific Common Stock to be sold, the respective purchase prices and public offering prices, names of such agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in any accompanying Prospectus Supplement or, if appropriate, a post-effective amendment to the Registration Statement of which this Prospectus is a part. See "Plan of Distribution." By agreement, the Company will pay one-half of the expenses of this registration and the Selling Shareholders will pay the remaining one-half of such expenses pro rata based on the number of shares of Common Stock being offered hereby. The Selling Shareholders will bear all underwriting discounts and commissions and transfer taxes, if any. The expenses to be borne by the Company are estimated at $18,000. The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act.

     The Selling Shareholders and any broker-dealer, agents or underwriters that participate with the Selling Shareholders in the distribution of the Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act") and any commissions received by them and any profit on the resale of the Common Stock purchased by them may be deemed underwriting commissions or discounts under the Securities Act. See "Selling Shareholders" and "Plan of Distribution" below.

                       _________________________________

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
            EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
               NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
                ANY STATE SECURITIES COMMISSION PASSED UPON THE
                   ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                      ANY REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.

          The date of this Prospectus is                       , 1997

                             AVAILABLE INFORMATION

     Additional information regarding the Company and the shares offered hereby is contained in the Registration Statement on Form S-3 (of which this Prospectus forms a part) and the exhibits relating thereto filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants such as the Company, that file electronically with the Commission. Such reports, proxy and information statements and other information may be found at the Commission's site address: http://www.sec.gov. The common stock of the Company, $.01 par value per share (the "Common Stock"), is traded on the Nasdaq National Market under the symbol "PSSI," and such reports, proxy statements and other information concerning the Company are available for inspection at the office of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by the Company (File No. 0-23832) are hereby incorporated by reference into this Prospectus:

(a) The Company's Annual Report on Form 10-K for the fiscal year ended March 28, 1997 (including those portions of the Company's definitive proxy statement for the Annual Meeting of Shareholders held on July 22, 1997 incorporated by reference therein, but specifically excluding Items 6, 7 and 8 thereof);

(b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997;

(c)  The Company's Current Report on Form 8-K filed September 9, 1997;

(d)  The Company's Current Report on Form 8-K filed November 6, 1997;

(e) The Company's Registration Statement on Form S-4 originally filed November 6, 1997; and

(f) The description of Common Stock set forth in the Company's registration statement filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.

     All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering registered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of the filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in any subsequently filed document that also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. All information appearing in this Prospectus is qualified in its entirety by information and financial statements (including notes thereto) appearing in the documents incorporated by reference herein, except to the extent set forth in the immediately preceding statement.

     The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, including any beneficial owner, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Requests should be directed to David A. Smith, Chief Financial Officer, Physician Sales & Service, Inc., 4345 Southpoint Boulevard, Jacksonville, Florida 32216, telephone number (904) 332-3334.


            CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

     This Prospectus contains and incorporates by reference certain "forward-looking statements" within the meaning of Section 27A of the Securities Act and
Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act") with respect to results of operations and business of the Company. All statements other than statements of historical facts included in or incorporated by reference into this Prospectus, including those regarding market trends, the Company's financial position, business strategy, projected costs and plans and objectives of management for future operations, are forward-looking statements. In general, such statement are identified by the use of forward-looking words or phrases including, but not limited to, "intended," "will," "should," "may," "expects," "expected," "anticipates," and "anticipated" or the negative thereof or variations thereon or similar terminology. These forward-looking statements are based on the Company's current expectations. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. Because forward-looking statements involve risks and uncertainties, the Company's actual results could differ materially. Important factors that could cause actual results to differ materially from the Company's expectations ("Cautionary Statements") are disclosed under "Risk Factors," and elsewhere, including, without limitation, in conjunction with the forward-looking statements.

                                  THE COMPANY

     Physician Sales & Service, Inc. ("PSS" or the "Company") is a specialty marketer and distributor of medical products to physicians, other alternate-site providers and hospitals. PSS is the leading distributor of medical supplies, equipment and pharmaceuticals to office-based physicians in the United States based on revenues, serving over 104,000 physician offices (representing approximately 54% of all physician offices) in all 50 states (the "Physician Supply Business"). The Company, which entered the imaging-supply market in November 1996, has grown to be the second-largest distributor of imaging supplies and equipment in the United States based on revenues, serving over 12,000 customer sites in 21 states (the "Imaging Business"). PSS also distributes medical products to office-based physicians and hospitals in five European countries (the "International Business"). PSS has grown rapidly in recent years through acquisitions, same-center growth and new-center development. Net sales and EBITDA (as defined) for the twelve months ended June 30, 1997 were $743.0 million and $32.8 million, respectively, up from $351.2 million and $12.2 million, respectively, in fiscal year 1994.

     PSS employed over 800 highly trained sales representatives as of September 30, 1997, over 700 of which are focused on the physician-office market. This large sales organization enables PSS to market medical products on a national basis and has positioned the Company as a distributor of choice for manufacturers whose products require consultative selling. PSS has established exclusive or semi-exclusive distribution arrangements for certain products with such leading manufacturers as Abbott Laboratories ("Abbott"), Siemens AG, Hologic, Inc., C. R. Bard, Inc., HumaScan Inc. and F. Hoffman-La Roche Ltd. PSS distributes over 39,000 medical products from 89 service centers, 64 of which are focused on the physician-office market, located throughout the United States and in Europe, enabling the Company to be highly responsive to local market needs, including providing same-day delivery service to most customers on a regular basis.

     The Company believes that the United States medical-products distribution market aggregates approximately $34 billion in annual revenues, of which approximately $6.5 billion represents the physician-office market (of which approximately $1 billion are imaging-related medical products) and the balance represents the hospital, ambulatory surgery center, long term care and home health care markets. The Company believes that the imaging-supply market is an approximately $5 billion component of the overall medical-products distribution industry, encompassing each of the hospital, physician and other provider segments. Revenues of the medical-products distribution industry are estimated to be growing as a result of a growing and aging population, increasing health care awareness, and expanding third-party insurance coverage. In addition, the physician market is benefiting from the shift of procedures and diagnostic testing from hospitals to alternate sites, particularly physician offices.

     The Company is incorporated under the laws of the State of Florida. The address and telephone number of its principal executive offices are 4345 Southpoint Boulevard, Jacksonville, Florida, 32216, telephone number (904) 332-3000.

                                 RISK FACTORS

     In addition to the other information in this Prospectus, the following factors should be considered carefully in evaluating an investment in the shares of Common Stock offered by this Prospectus.

ACQUISITION STRATEGY

     The Company has grown through, and anticipates that it will continue to grow through, the acquisition of medical-products distributors. The Company has also added the Imaging Business and the International Business through acquisitions and may enter new lines of business and new geographic areas through acquisitions. Acquisitions may expose the Company to particular risks, including, without limitation, diversion of management's attention, the inability to integrate acquired companies into the Company's operations, assumption of liabilities and amortization of goodwill and other acquired intangible assets, some or all of which could have a material adverse effect on the financial condition or results of operations of the Company. Depending on the value and nature of the consideration paid by the Company for acquisitions, such acquisitions may adversely affect the Company's liquidity. In making acquisitions in the future, the Company anticipates that it may compete for acquisitions with other companies, many of which are larger and have greater financial resources than the Company. There can be no assurance that the Company will be successful in consummating acquisitions and integrating them into the Company's operations. The Company has financed acquisitions, and anticipates that it will finance future acquisitions, through cash on hand, the issuance of common stock and borrowings. The Company's credit facility limits acquisitions and contains financial covenants which may further limit the Company's ability to make acquisitions.

OPENING OF START-UP SERVICE CENTERS

     The Company has grown through, and the Company anticipates that it will continue to grow through, the opening of start-up service centers. The Company anticipates that each start-up service center opened will generally incur operating losses for a period of time which has historically been approximately 18 months. Accordingly, the Company's planned expansion creates numerous risks, including the risk that the expansion may have an adverse effect on working capital and earnings during the expansion period, and that substantial indebtedness may be incurred in connection with, and significant losses could result from, unsuccessful start-ups.

EXPANSION INTO NEW LINES OF BUSINESS

     The Company recently has expanded into new product areas, including distributing imaging equipment, chemicals and supplies and providing technical service to physicians, other alternate-site providers and hospitals through its Imaging Business. The integration and operation of this new business may place significant demands on the Company's management and other resources. There can be no assurance that there will be any operating efficiencies between the Physician Supply Business and the Imaging Business or that the Imaging Business can be operated profitably. The Company has pursued, and anticipates that it will continue to aggressively pursue, expansion opportunities in this market; however, there can be no assurance that the Company will be successful in acquiring, integrating or operating additional businesses. In addition, although the Company is restricted by the terms of the Indenture from engaging in any business other than those engaged in on the date of the Indenture and certain reasonably related businesses, the Company may in the future, enter into other lines of business, which may have the same or additional risks as its existing businesses. There can be no assurance that if the Company were to enter into any additional lines of business that it would be able to operate such businesses successfully.

MANAGEMENT OF INTERNATIONAL BUSINESS

     Through its WorldMed International, Inc. subsidiary, the Company has recently acquired medical supply distributors serving physicians in Belgium, France, Germany, Luxembourg and the Netherlands and plans to increase its presence in European markets. As the Company expands internationally, it will need to hire, train and retain qualified personnel in countries where language, cultural or regulatory impediments may exist. The Company has encountered and expects to encounter significant expense and delay in expanding its international operations because of language and cultural differences, and staffing, communications and related issues. There can be no assurance that the Company's services and business practices will be accepted by vendors, physicians or other involved parties in foreign markets. The cost of medical care in many European countries is funded by the government, which may significantly impact spending budgets in certain markets. International revenues are subject to inherent risks, including political and economic instability, difficulties in staffing and managing foreign operations and in accounts receivable collection, fluctuating currency exchange rates, costs associated with localizing service offerings in foreign countries, unexpected changes in regulatory requirements, difficulties in the repatriation of earnings and burdens of complying with a wide variety of foreign laws and labor practices.

DEPENDENCE ON VENDOR RELATIONSHIPS

     The Company distributes over 39,000 medical products manufactured by approximately 3,000 vendors and is dependent on these vendors for the manufacture and supply of product. The Company has entered into a contract with Abbott which accounted for approximately 16% and 18% of the Company's revenues in fiscal years 1996 and 1997, respectively, and which may be terminated by Abbott if the Company does not meet certain sales levels. The Company and Abbott have in the past renegotiated such sales levels. Sales pursuant to a distribution agreement with F. Hoffman-La Roche Ltd. accounted for approximately four percent of the Company's sales in fiscal year 1997. In addition, the Company has entered into other separate exclusive distribution agreements, including agreements for certain products manufactured by Siemens AG, Hologic, Inc., C. R. Bard, Inc., Tanita Corporation of America, Inc. and HumaScan Inc. The Company's ability to maintain good relations with these vendors will affect the profitability of its business. Currently, the Company relies on vendors to provide: (i) field sales representatives' technical and selling support; (ii) agreeable purchasing and delivery terms; (iii) sales performance incentives;
(iv) financial support of sales and marketing programs; and (v) promotional materials. There can be no assurance that the Company will maintain good relations with its vendors.

DEPENDENCE ON KEY MANAGEMENT

     The success of the Company is dependent upon the efforts and abilities of its senior management. The loss of one or more of such individuals may adversely affect the Company's business. Because of the Company's decentralized operating structure, the Company is also dependent upon its operations and sales managers for each of its service areas. There can be no assurance that the Company will be able to retain such key personnel or attract qualified personnel in the future.

DEPENDENCE ON SALES REPRESENTATIVES AND SERVICE SPECIALISTS

     The Company believes that to be successful it must continue to hire, train and retain highly qualified sales representatives and service specialists. The Company's sales growth has resulted largely from hiring and developing new sales representatives and adding, through acquisitions, established sales representatives whose existing customers generally have become customers of the Company. Due to the relationships developed between the Company's sales representatives and its customers, upon the departure of a sales representative the Company faces the risk of losing the representative's customers, especially if the representative were to act as a representative of the Company's competitors. The Company generally requires its sales representatives and service specialists to execute a non-competition agreement as a condition of their employment, however the Company has not obtained non-competition agreements from certain of the sales representatives and service specialists hired through acquisitions. Although courts have generally upheld the terms of the Company's non-competition agreements in the past, there can be no assurance that such agreements will be upheld in the future. In addition, the radiology and imaging equipment market served by the Imaging Business is reliant on the hiring and retention of skilled service specialists to maintain such equipment. There is a current shortage of these skilled specialists, which may result in intense competition and increasing salaries. Any inability of the Company to hire or retain such skilled specialists could limit its ability to expand its Imaging Business and adversely affect its business, financial condition and results of operations. There can be no assurance that the Company will be able to retain or attract qualified personnel in the future.

IMAGING BUSINESS TECHNOLOGY

     The development of new technology may change the manner in which diagnostic imaging services are provided. Recently, certain manufacturers have developed digital radiology equipment that does not rely on film and film products, which currently constitute a substantial percentage of the products distributed by the Imaging Business. No assurance can be given that the introduction and proliferation of digital radiology or other technological changes will not result in a material adverse change in the Imaging Business. While the Company anticipates that it will distribute new imaging technology, there can be no assurance that the Company will obtain distribution agreements or develop vendor relationships to distribute such new technology. In addition, there can be no assurance that the Company would be able to distribute any such new technology profitably.

REGULATION OF AND CHANGE IN THE PRACTICE OF MEDICINE

     The health care industry, including the practice of medicine by physicians, is subject to extensive government regulation, licensure and operating procedures. The Company cannot predict the impact that present or future regulations may have on operations of the Company or on its plan to expand its business activities. In addition, as consolidation among physician provider groups continues and provider networks are created, purchasing decisions may shift to individuals with whom the Company has not had prior selling relationships. The Company is increasingly focusing on national accounts where the purchasing decision may not be made by the Company's traditional physician customers. There can be no assurance that the Company will be able to maintain its customer relationships in such circumstances or that such provider consolidation will not result in reduced operating margins.

DEPENDENCE ON THIRD-PARTY REIMBURSEMENT

     The cost of a significant portion of medical care in the United States is funded by government and private insurance programs, such as Medicare, Medicaid and corporate health insurance plans. In recent years, government-imposed limits on reimbursement of hospitals and other health care providers have significantly impacted spending budgets in certain markets within the medical-products industry. Private third-party reimbursement plans are also developing increasingly sophisticated methods of controlling health care costs through redesign of benefits and exploration of more cost-effective methods of delivering health care. Accordingly, there can be no assurance that reimbursement for purchase and use of medical products will not be limited or reduced and thereby adversely affect future sales by the Company.

TWO-TIER PRICING

     As a result of the Non-Profit Act of 1944, the medical-products industry is subject to a two-tier pricing structure. Under this structure, certain institutions, originally limited to non-profit hospitals, can obtain more favorable prices for medical products than the Company. The two-tiered pricing structure continues to expand as many large integrated health care providers and others with significant purchasing power demand more favorable pricing terms. Although the Company is seeking to obtain similar terms from its manufacturers, there can be no assurance that such terms can be obtained. Such a pricing structure, should it persist, may place the Company at a competitive disadvantage.

COMPETITION

     The distribution and marketing of medical products is highly competitive. The Company's competitors include full-line, full-service medical supply companies, some of which are national in scope, local and regional distributors and manufacturers who distribute their products directly to users. These companies have sales representatives competing directly with the Company. There are also several mail order firms which distribute medical products on a national or regional basis. Some of the Company's competitors are substantially larger in size and have substantially greater financial resources than the Company. The Company could encounter additional competition because many of the products it sells are readily obtainable by others from various sources of supply and such competitors could consolidate into regional or national networks. In addition, a competitor of the Company could obtain exclusive rights to market a certain product to the exclusion of the Company. There can be no assurance that the Company will not face increased competition in the future.

QUARTERLY FLUCTUATIONS IN OPERATING RESULTS

     Net sales and operating results may fluctuate quarterly as a result of demand for the Company's products and services, the introduction of new products and services by the Company and its competitors, acquisitions or investments, changes in manufacturers' prices or pricing policies, changes in the level of operating expenses, product supply shortages, inventory adjustments, changes in product mix and general competitive and economic conditions. In additional, a substantial portion of the Company's net sales in each quarter result from orders booked in such quarter. Accordingly, the Company believes that period-to-period comparisons of its operating results should not be relied upon as an indication of future performance. It is possible that in certain future periods, the Company's operating results may be below the expectations of analysts and investors, which could materially and adversely affect the trading price of the Common Stock. The Company anticipates taking a charge for the quarter ended September 30, 1997 of approximately $8.0 million to $10.0 million due to mergers completed in such quarter.

LIABILITY EXPOSURE

     Although the Company is not a manufacturer, the distribution of medical supplies and equipment entails risks of product liability. Despite the fact that the Company has not to date experienced any significant product liability claims and currently maintains liability insurance coverage, such insurance is expensive, difficult to obtain and may be unobtainable in the future on acceptable terms, if at all. The Company operates approximately 620 vans to deliver medical products on a same-day delivery basis. The Company has experienced various claims regarding motor vehicle accidents, all of which have been covered by insurance, subject to applicable retentions and deductibles. The Company believes that it maintains adequate insurance coverage for such claims. Nevertheless, the amount and scope of any coverage may be inadequate in the event that a product liability or motor vehicle accident claim is successfully asserted against the Company.

RELIANCE ON DATA PROCESSING

     The Company's business is dependent upon its ongoing ability to obtain, process, analyze and manage data, and to maintain and upgrade its data processing capabilities. The Company typically receives rebates from manufacturers for the purchase of certain products for its Imaging Business and needs sophisticated systems to carefully track and apply for such rebates. Interruption of data processing capabilities for any extended length of time, the failure to upgrade data services, the inability of the Company's data processing system to support the expanded scope of the Company's business or to adequately track the Imaging Business rebates, difficulties in converting data and information systems after acquisitions, loss of stored data, programming errors or other computer problems could have a material adverse effect on the Company's business, financial condition and results of operations.

ENVIRONMENTAL LIABILITIES AND REGULATIONS

     The past and present business operations of the Company and the past and present ownership and leasing of real property by the Company are subject to extensive and changing federal, state, local and foreign environmental laws and regulations, including those relating to the use, handling, storage, discharge and disposal of hazardous substances. Certain of the products distributed and serviced by the Imaging Business contain chemicals and byproducts which require proper disposal under applicable environmental law. The Company cannot predict what environmental legislation or regulations will be enacted in the future, how existing or future laws or regulations will be administered or interpreted or what environmental conditions may be found to exist on its properties. Compliance with more stringent laws or regulations, as well as more vigorous enforcement policies of applicable regulatory agencies or stricter interpretations of existing laws, and discovery of new conditions, may require additional expenditures by the Company, some of which may be material.

ANTI-TAKEOVER PROVISIONS; POSSIBLE ISSUANCE OF PREFERRED STOCK.

     The Company's Amended and Restated Articles of Incorporation and Bylaws contain various provisions that may make it more difficult for a third party to acquire, or may discourage acquisition bids for, the Company and could limit the price that certain investors might be willing to pay in the future for shares of the Common Stock. In addition, the rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of any holders of Preferred Stock that may be issued in the future and that may be senior to the rights of the holders of Common Stock. Furthermore, the Company has not opted out of certain provisions of the Florida Business Corporation Act, including the provisions relating to control-share acquisitions, which could have the effect of delaying, deferring or preventing a change in control of the Company without further action by its shareholders.

                            MERGERS AND ACQUISITIONS

     On December 20, 1996, the Company acquired Treadway Enterprises, Inc. d/b/a X-Ray of Georgia ("X-Ray"), a company organized under the laws of the State of Georgia, pursuant to a merger by which the Shareholders of X-Ray received shares of Common Stock in exchange for their shares of stock in X-Ray (the "X-Ray Merger"). In connection with the X-Ray Merger, the Company granted the former Shareholders of X-Ray the right to register for resale the shares of Common Stock held by such Shareholders. The former Shareholders of X-Ray who are offering shares of Common Stock pursuant to the Registration Statement of which this Prospectus is a part are referred to herein as the "Selling Shareholders."

     The Selling Shareholders have acquired the 175,000 shares of Common Stock offered hereby pursuant to the above-referenced merger and acquisition transaction.

     Pursuant to certain demand registration rights granted in connection with such merger, the Company agreed to register the shares of Common Stock offered by the Selling Shareholders hereunder, and to use its best efforts to maintain such registration statement in effect until the Shares are sold hereunder or up to sixty (60) days following the date of this Prospectus. This Prospectus may not be used by the Selling Shareholders following the earlier of (i) the date the all shares of Common Stock offered hereby have been sold, or (ii) sixty (60) days following the date of this Prospectus.

                              SELLING SHAREHOLDERS

     The following table sets forth (i) the name of the Selling Shareholders,
(ii) the number of shares of Common Stock beneficially owned by the Selling Shareholders prior to the offering and being offered hereby, and (iii) the number of shares of Common Stock beneficially owned by the Selling Shareholders after completion of the offering.

                                              Shares Beneficially                          Shares Beneficially
                                                Owned Prior to         Shares Being           Owned After
           Selling Shareholders                Offering/(1)(2)/          Offered              Offering(1)(2)
           --------------------                --------                  -------              --------
 Bruce F. Treadway(3)                            296,836                  100,000               196,836
 Benjamin R. Treadway(3)                         296,836                   75,000               221,836

_____________________

(1) Assumes that all of the Shares held by the Selling Shareholders and being offered hereby are sold, and that the Selling Shareholders acquire no additional shares of Common Stock prior to completion of this offering. Each Selling Shareholder beneficially owns less than 1% of the total number of shares of Common Stock outstanding.
(2) Includes 26,338 shares for each of Mr. Bruce Treadway and Mr. Benjamin Treadway, being held in escrow pursuant to an Escrow Agreement dated December 20, 1996, which may be used to indemnify the Company against certain claims in connection with the X-Ray Merger.
(3) Mr. Bruce Treadway served as President and a member of the Board of Directors of X-Ray prior to the X-Ray Merger. Mr. Benjamin Treadway served as Vice President and a member of the Board of Directors of X-Ray prior to the X-Ray Merger.

                              PLAN OF DISTRIBUTION

     The Company's Common Stock is quoted on the Nasdaq National Market under the symbol "PSSI." The Common Stock offered hereby will be sold by the Selling Shareholders for their own account and the Company will not receive any of the proceeds from the sale by the Selling Shareholders of the Common Stock offered hereby. Any or all of the shares of Common Stock may be sold from time to time
(i) to or through underwriters or dealers, (ii) directly to one or more other purchasers, (iii) through agents on a best-efforts basis, or (iv) through a combination of any such methods of sale.

     The shares of Common Stock offered hereby may be sold from time to time by the Selling Shareholders, or by transferees or other successors in interest. Such sales may be made in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then current market price or in negotiated transactions. Any or all of the shares of Common Stock may be sold by one or more of the following: (i) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (ii) purchases by a broker or dealer or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus;
(iii) an exchange distribution in accordance with the rules of such exchange; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In affecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers and dealers will receive commission or discounts from the Selling Shareholders in amounts to be negotiated prior to the sale.

     The Selling Shareholders and any such underwriters, dealers or agents that participate in the distribution of the Common Stock may be deemed to be underwriters within the meaning of the Securities Act, and any profit on the sale of the Common Stock by them and any discounts, commissions or concessions received by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Common Stock may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. Such prices will be determined by the Company and/or the Selling Shareholders and any underwriters or dealers. Brokers or dealers acting in connection with the sale of Common Stock contemplated by this Prospectus may receive fees or commissions in connection therewith.

     At the time a particular offer of Common Stock is made, to the extent required a supplement to this Prospectus will be distributed which will identify and set forth the aggregate number of shares of Common Stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for Common Stock purchased from the Selling Shareholders, any discounts, commissions and other items constituting compensation from the Selling Shareholders and/or the Company and any discounts, commissions or concessions allowed or reallowed or paid to dealers, including the proposed selling price to the public. Such supplement to this Prospectus and, if necessary, a post-effective amendment to the Registration Statement of which this Prospectus is a part, will be filed with the Commission to reflect the disclosure of additional information with respect to the distribution of the Common Stock.

     The Selling Shareholders will pay all applicable stock transfer taxes, transfer fees and brokerage commissions or discounts. The Company has agreed to bear one-half of all expenses in connection with the registration of the shares being offered by the Selling Shareholders and the Selling Shareholders shall bear the remaining one-half of all expenses on a pro rata basis. The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act as underwriters or otherwise.

                                 LEGAL MATTERS

     A legal opinion to the effect that the Shares offered hereby by the Selling Shareholders are validly issued, fully paid and non-assessable has been rendered by Fred Elefant, P.A., Jacksonville, Florida, general counsel to the Company.

                                    EXPERTS

     The consolidated financial statements incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

===============================================================================

     No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or the Selling Shareholders. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction in which such offer to sell or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation.


                              ___________________


                               TABLE OF CONTENTS

                                                             Page
                                                             ----
Available Information......................................   2
Incorporation of Certain
 DOCUMENTS BY REFERENCE....................................   2
Cautionary Notice Regarding
 FORWARD-LOOKING STATEMENTS................................   3
The Company................................................   4
Risk Factors...............................................   5
Mergers and Acquisitions...................................   10
Selling Shareholders.......................................   11
Plan of Distribution.......................................   12
Legal Matters..............................................   13
Experts....................................................   13

                              __________________


                                175,000 SHARES


                        PHYSICIAN SALES & SERVICE, INC.

                                 COMMON STOCK

                              ___________________
                              P R O S P E C T U S

                               __________, 1997

                              ___________________

================================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Registration fee to Securities and Exchange Commission..  $ 1,214
     Accounting fees and expenses............................   20,000
     Legal fees and expenses.................................   10,000
     Miscellaneous expenses..................................    5,000

          Total..............................................  $36,214

     The foregoing items, except for the registration fee to the Securities and Exchange Commission, are estimated. The Company has agreed to bear one-half of all expenses in connection with the registration of the shares being offered by the Selling Shareholders.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Amended and Restated Articles of Incorporation, as amended, and the Amended and Restated Bylaws of the Registrant set forth the extent to which the Registrant's directors and officers may be indemnified against liabilities they may incur while serving in such capacities. Such indemnification will be provided to the fullest extent allowed by the Florida Business Corporation Act, as amended from time to time, and judicial or administrative decisions. Under these indemnification provisions, the Registrant is required to indemnify any of its directors and officers against any reasonable expenses (including attorneys' fees) incurred by him in the defense of any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which he was made a party, or in defense of any claim, issue or matter therein, by reason of the fact that he is or was a director or officer of the Registrant or who, while a director or officer of the Registrant, is or was serving at the Registrant's request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise to the extent that such director or officer has been successful, on the merits or otherwise, in such defense. The Registrant also may indemnify any of its directors or officers against any liability incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant, in which event, additional determinations must be made before indemnification is provided) by reason of the fact that he is or was a director or officer of the Registrant who, while a director or officer of the Registrant, is or was serving at the Registrant's request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, if such director or officer acted in good faith and in a manner he believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The Registrant may also provide advancement of expenses incurred by a director or officer in defending any such action, suit or proceeding upon receipt of a written affirmation of such officer or director that he has met certain standards of conduct and an understanding by or on behalf of such officer or director to repay such advances unless it is ultimately determined that he is entitled to indemnification by the Registrant. Notwithstanding the foregoing, the Amended and Restated Bylaws of the Registrant provide that the Registrant shall not be required to indemnify any of its directors or officers in connection with a proceeding initiated by such person unless such authorization for such proceeding was not denied by the Board of Directors of the Registrant prior to sixty (60) days after receipt of notice thereof from such person stating his or her intent to initiate such proceeding and only upon such terms and conditions as the Board of Directors may deem appropriate.

     The Florida Business Corporation Act contains a provision which limits the personal liability for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director, unless the director breached or failed to perform his duties as a director and such breach constitutes (i) a violation of criminal law, unless the director has reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the director received an improper personal benefit; (iii) an unlawful distribution under Florida law, (iv) in a proceeding by or in the right of a corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (v) in a proceeding by or in the right of someone other that the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton or willful disregard of human rights, safety or property. The Registrant maintains an insurance policy insuring the Registrant and directors and officers of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933.


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     The following exhibits are filed as part of this Registration Statement:

Exhibit No.  Description
-----------  -----------

4.1 Amended and Restated Articles of Incorporation, as amended, of the Registrant (incorporated by reference from Registrant's Registration Statement on Form S-3, effective November 13, 1995, Registration No. 33-97524).

4.2 Amended and Restated Bylaws of the Registrant (incorporated by reference from Registrant's Registration Statement on Form S-1, Registration No. 33-76580).

5.1 Opinion of Fred Elefant, P.A. as to the legality of the securities being offered by the Selling Shareholders.

23.1 Consent of Fred Elefant, P.A. (included in the opinion filed as Exhibit 5.1).

23.2         Consent of Arthur Andersen LLP.

23.3         Consent of Arthur Andersen LLP.

24.1         Power of Attorney (included as part of the signature page hereto).


ITEM 17.  UNDERTAKINGS.

(a)  The Undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this Section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d)  The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

     Pursuant to the requirements of the Securities act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on November 5, 1997.

                              PHYSICIAN SALES & SERVICE, INC.

                              By: /s/ Patrick C. Kelly
                                 -------------------------------
                              Name:  Patrick C. Kelly
                              Title: Chairman and Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Patrick
C. Kelly and David a. Smith, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on form s-3 of physician Sales & Service, inc. or a registration statement filed pursuant to rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on november 5, 1997.

Signature                                           Title
---------                                           -----

 /s/ Patrick C. Kelly             Chairman of the Board and Chief Executive
-----------------------------
Patrick C. Kelly                  Officer (Principal executive officer)

 /s/ David A. Smith               Executive Vice President, Chief Financial
-----------------------------
David A. Smith                    Officer and director (principal financial and
                                  accounting officer)

 /s/ John F. Sasen, Sr.           Director
-----------------------------
John F. Sasen, Sr.

 /s/ Delmer W. Dallas             Director
-----------------------------
Delmer W. Dallas

 /s/ William C. Mason             Director
-----------------------------
William C. Mason

 /s/ T. O'Neal Douglas            Director
-----------------------------
T. O'Neal Douglas

 /s/ Fred Elefant                 Director
-----------------------------
Fred Elefant
                                  Director
_____________________________
Delores Kesler

 /s/ James L.L. Tullis            Director
-----------------------------
James L.L. Tullis

                                 EXHIBIT INDEX


                                                                                    Sequentially
Exhibit No.                             Description                                 Numbered Page
-----------                             -----------                                 ----------------
4.1            Amended and Restated Articles of Incorporation, as amended, of the Registrant (incorporated by reference from Registrant's
               Registration Statement on Form S-3, effective November 13,
               1995, Registration No. 33-97524).

4.2            Amended and Restated Bylaws of the Registrant (incorporated by
               Reference from Registrant's Registration Statement on Form
               S-1, Registration No. 33-76580).

5.1 Opinion of Fred Elefant, P.A. as to the legality of the Shares being offered by the Selling Shareholders.

23.1 Consent of Fred Elefant, P.A. (including in the opinion filed as Exhibit 5.1).

23.2           Consent of Arthur Andersen LLP.

23.3           Consent of Arthur Andersen LLP.

24.1 Power of Attorney (included as part of the signature page hereto).